                        SUPPLEMENTAL DISCLOSURE AGREEMENT

                  This Supplemental Disclosure Agreement (this "Agreement") is made and entered into as of the 7th day of January, 2002, by and among Corniche Group Incorporated, a Delaware corporation ("Corniche"), Strandtek International, Inc., a Delaware corporation ("Strandtek"), and Jerome Bauman, Jan Arnett, William G. Buckles, Jr., Phil Palm, David Veltman, Greg Veltman, Sheila Duffy, Craig Babcock, Ray Juska, Ron Basar and Mike Barody (collectively, the "Principal Shareholders") and Preston Whaley and Clifford Chapman (the "Non-shareholder Loan Holders"). For purposes of this Agreement, Jerome Bauman, William G. Buckles, Jr., David Veltman and Phil Palm may be collectively referred to as the "Representing Shareholders".

                             PRELIMINARY STATEMENTS

                  A. Corniche has entered into a Stock Contribution Exchange Agreement as of the date hereof (the "Exchange Agreement"), with Strandtek, the Principal Shareholders and the Non-shareholder Loan Holders whereby Corniche shall acquire control of Strandtek through the acquisition of substantially all of the common stock of Strandtek from the Principal Shareholders and the Investor Loans from the Investor Loan Holders on the terms set forth in the Exchange Agreement, and whereby the Principal Shareholders, Non-shareholder Loan Holders, and Cash Investors shall acquire control of Corniche through the transactions contemplated and referred to in the Exchange Agreement.

                  B. The representations and warranties of Strandtek, the Principal Shareholders and the Investor Loan Holders set forth in this Agreement are incorporated in and made a part of the Exchange Agreement.

                  C. The representations and warranties of Corniche set forth in this Agreement are incorporated in and made a part of the Exchange Agreement.

         1.0 Incorporation By Reference. The preliminary statements are incorporated in and made a part of this Agreement. This Agreement and the Exchange Agreement shall be read together as one agreement. The capitalized terms used but not defined in this Agreement shall have the same meaning as set forth in the Exchange Agreement.

         2.0 Disclosure Documents. Prior to and simultaneous with the execution of this Agreement, Strandtek, on behalf of itself and its Subsidiary, Strandtek International, Inc., a Florida corporation ("Strandtek FL") (Strandtek FL, together with Strandtek, may be referred to herein collectively as the "Companies" and each individually as a "Company"), the Principal Shareholders and the Investor Loan Holders have separately delivered and provided access to Corniche to various schedules, documents, information and agreements listed and/or summarized on the Strandtek Disclosure Schedule that was or is being separately delivered to Corniche (all such schedules, documents, information, agreements and disclosures set forth or listed on the Strandtek Disclosure Schedule may be hereinafter collectively referred to as the "Strandtek Disclosure Documents"), and all of the various items, matters, information, agreements and documents reflected or disclosed as a part of the Strandtek Disclosure Documents shall be deemed Previously Disclosed (as further hereinafter defined) to Corniche. Prior to and simultaneous with the execution of this Agreement, Corniche has separately delivered and provided access to various schedules, documents, information and agreements listed and/or summarized on the Corniche Disclosure Schedule that was or is being separately delivered to Corniche (all such schedules, documents, information, agreements and disclosures set forth in this Corniche Disclosure Schedule may be hereinafter collectively referred to as the "Corniche Disclosure Documents") and all of the various items, matters, information, agreements and documents reflected or disclosed as a part of the Corniche Disclosure Documents shall be deemed Previously Disclosed (as further hereinafter defined) to Strandtek, the Principal Shareholders and the Investor Loan Holders. Any item, matter, disclosure, information, schedule, agreement or document (including matters reflected in any such documents and agreements) listed and/or set forth in the Strandtek Disclosure Schedule or Corniche Disclosure Schedule, regardless of what section, if any, of this Agreement is referenced by such item, matter, disclosure, information, schedule, agreement or document, shall be deemed "Previously Disclosed" for all purposes of this Agreement and the Exchange Agreement, notwithstanding anything contained in this Agreement or the Exchange Agreement to the contrary, and shall not be a basis for any claimed breach of any representation, warranty, covenant or agreement made by the Companies, the Principal Shareholders, the Investor Loan Holders or Corniche, as applicable, pursuant to this Agreement and/or the Exchange Agreement, provided however, if a section of the Strandtek Disclosure Schedule or Corniche Disclosure Schedule is provided in response to a specific representation contained herein, such section of the Strandtek Disclosure Schedule or the Corniche Disclosure Schedule, as applicable, must identify with reasonable specificity (including by cross-reference) all disclosures required to make such representation accurate notwithstanding any documents or information "Previously Disclosed." Further, any item, matter, disclosure, information, agreements and documents contained in the Strandtek SEC Documents (including the draft SEC Documents provided to Corniche that are contemplated to be filed by Strandtek) or the Corniche SEC Documents (including the draft of the SEC Document provided to Strandtek that is contemplated to be filed by Corniche) (each as further defined below) shall be deemed Previously Disclosed, and likewise shall not be a basis for any claimed breach of any representation or warranty made by the Companies, the Principal Shareholders, the Investor Loan Holders, or Corniche pursuant to this Agreement.

         3.0 Representations and Warranties Regarding Strandtek. Subject to the foregoing terms and provisions of this Agreement and the Previously Disclosed information, Strandtek and the Representing Shareholders, severally and not jointly, hereby represent and warrant to Corniche as follows:

         3.1 Organization and Qualification.

         3.1.1 Strandtek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Strandtek FL is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Companies has the power and authority to own, lease and operate their properties and to conduct their business as presently conducted (the "Business"). Each of the Companies are duly qualified to transact business as foreign corporations and are in good standing in each jurisdiction in which the conduct of such Company's business or the ownership, leasing or operation of their property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a Strandtek Material Adverse Effect. None of the Companies is in violation of any of the provisions of such Company's Articles of Incorporation, as amended, or by-laws, as amended, or similar governing documents. True and complete copies of each of the Companies' Articles of Incorporation and by-laws, as currently in effect, have previously been delivered to Corniche.

         3.1.2 Prior to the date hereof, Corniche has been given access to true and complete copies of all of each of the Companies' minute books, including minutes of meetings of and resolutions adopted by the Board of Directors and shareholders of each of the Companies to the extent the same are available to such Company. There are no other material minutes or resolutions which have been adopted by the Board or shareholders of either of the Companies. Copies of any material minutes or resolutions adopted after the date of execution of the Exchange Agreement and prior to the Closing contemplated therein shall be provided to Corniche prior to the Closing.

         3.1.3 Except as listed in Section 3.1.3 of the Strandtek Disclosure Schedule, none of the Companies is a party to any stock purchase agreement, registration rights agreement, shareholders' agreement, voting rights agreement, investor agreement, stock option agreement, warrant or other agreement requiring the issuance of any shares of such Company's capital stock (other than certificates for shares reflected on Appendix 2.1 of the Exchange Agreement that remain to be issued). To each of the Companies' and Representing Shareholder's knowledge, there are no shareholder or voting agreements or similar agreements among the shareholders of such Company in their capacities as such.

         3.2 Capitalization; Funded Debt.

         3.2.1 Section 3.2.1 of the Strandtek Disclosure Schedule sets forth (a) the number of shares of each class and series of capital stock of each of the Companies which are authorized for issuance, (b) as of the date hereof, the number of such shares that are outstanding and (c) a copy of such Company's shareholder list, as well as a list of shares of capital stock of each of the Companies issuable to any Person that is not reflected on such shareholder list. All of such outstanding and issuable shares are presently, or when issued will be, validly issued, fully paid and non-assessable. No shares of any of the Companies' capital stock possess or are subject to preemptive rights or rights of first refusal and no shares have been issued in violation of any preemptive rights or rights of first refusal. Except as Previously Disclosed, no shares of either of the Companies' capital stock are held in such Company's treasury. It is recognized and agreed that certificates for certain shares of capital stock of Strandtek may be issued subsequent to the date of execution of this Agreement for shares reflected on Appendix 2.1 of the Exchange Agreement that remain to be issued and it is agreed that Section 3.2.1 of the Strandtek Disclosure Schedule shall be updated for such issuances immediately prior to the Closing if necessary (in other words, to the extent such shares are not already reflected in Section 3.2.1 of the Strandtek Disclosure Schedule).

         3.2.2 Section 3.2.2 of the Strandtek Disclosure Schedule lists, for each Person and benefit plan adopted by each of the Companies who owns any warrants, options or rights to purchase any shares of the capital stock of such Company, the number owned and a description thereof, the class and series of shares issuable upon exercise of such warrants, options or rights, and the number of shares subject to such warrants, options or rights, the vesting date (if applicable), expiration date, and exercise price applicable thereto. Except as set forth in Section 3.2.2 of the Strandtek Disclosure Schedule, none of the Companies has outstanding any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating such Company to issue, or to transfer from treasury, any shares of capital stock of such Company of any class or kind, or securities convertible into such capital stock of such Company. It is recognized and agreed that certain changes may occur in the information initially contained in Section 3.2.2 of the Strandtek Disclosure Schedule, and accordingly Section 3.2.2 of the Strandtek Disclosure Schedule shall be updated to reflect any change in the information contained thereon immediately prior to the Closing.

         3.2.3 Except as reflected on the Current Balance Sheet (as defined in Section 3.22.1 hereafter), and for changes occurring after September 30, 2001, none of the Companies have any term or funded debt, debt to banks or debt to Affiliates. To each of the Companies' knowledge, except as Previously Disclosed, if applicable, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by such Company which has not been cured or waived under any agreement or other instrument relating to any funded debt, bank loan or debt to Affiliates. Section 3.2.3 of the Strandtek Disclosure Schedule accurately sets forth the Companies' debt to banks, debt for borrowed money and debt to Affiliates as of the date hereof.

         3.2.4 None of the Companies is a guarantor of the obligations of any Person (other than the other Company) except as set forth on Section 3.2.4 of the Strandtek Disclosure Schedule.

         3.2.5 There are no accrued, declared, or unpaid dividends on any shares of any of the Companies' capital stock.

         3.3 Subsidiaries; Acquisitions; Dispositions.

         3.3.1 Except for Strandtek's ownership and control of Strandtek FL, none of the Companies currently, directly or indirectly own or control any Subsidiary; provided, however, for purposes of the foregoing and this Agreement, it is recognized and agreed that Strandtek owns a controlling interest in that certain entity known as Strandtek West, Inc., a Washington corporation, that has been involuntarily dissolved and is no longer engaged in active business. For purposes of this Agreement, Strandtek West, Inc. shall not be deemed a Subsidiary or otherwise affect or be involved in any of the representations and warranties contained in this Agreement.

         3.3.2 Except for Strandtek's ownership of the capital stock of Strandtek FL, none of the Companies currently, directly or indirectly (i) own of record or beneficially (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any equity interest in any partnership, joint venture, limited liability company or other business enterprise or (ii) own or control through any means any other entity.

         3.3.3 Except for the Management Agreement (as described in Section
3.3.3 of the Strandtek Disclosure Schedule), the economic and various other terms of which are summarized in Section 3.3.3 of the Strandtek Disclosure Schedule, there are no agreements between any of the Companies and any third party relating to the operation, governance, ownership or other material aspect of any other business enterprise.

         3.4 Taxes.

         3.4.1 Each of the Companies has previously provided to Corniche copies of all Tax (as hereinafter defined) returns filed by such Company and its Subsidiaries from January 1, 1997 through the date of execution of this Agreement. Except as Previously Disclosed, no Tax returns have been audited or are the current subject of an audit by any federal or state authority. It has been disclosed to Corniche that the Companies are not current with respect to all of their tax return filing obligations, and that the last federal income tax returns filed by the Companies was with respect to their fiscal year ended September 30, 1999.

         3.4.2 For purposes of this Agreement, the terms "Tax" or "Taxes" shall include any of the following imposed by or payable to any Governmental
Authority: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment, withholding or any other governmental charge of any kind whatsoever, in each case including any interest, penalty, or addition thereto, whether disputed or not.

         3.4.3 Each of the Companies (i) has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors, (ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

         3.4.4 None of the Companies is a party to any agreement that provides for the payment of any amount that, if paid, would be nondeductible (in whole or in part) pursuant to Section 280G of the Code in connection with the consummation of the transactions contemplated by the Exchange Agreement or otherwise.

         3.4.5 Except as Previously Disclosed, all of any of the Companies' Taxes have been paid in full to the appropriate governmental authorities or fully accrued or provided for with respect to fiscal periods covered by the financial statements described in Section 3.22 of this Agreement other than any liability for unpaid Taxes that may have accrued since September 30, 2001 in connection with the operation of the Business by such Company in the ordinary course. Each of the Companies have or will prepare and file with the appropriate Governmental Authorities (as defined in Section 3.19.4) all returns and reports with respect to franchise, income and all other Taxes required to be filed by such Company at or before the Closing Date. All Tax returns were (or in the case of Tax returns to be filed subsequent to the date hereof, will be) correct and complete in all material respects when filed.

         3.4.6 No assessments or additional Taxes have been proposed or threatened against any of the Companies or any of such Company's assets. To the best of each of the Companies' knowledge, there are no pending investigations of such Companies or their Tax returns by any taxing authority, and there are no Tax Liens on any of such Companies' assets other than Liens for Taxes not yet due and payable.

         3.5 Other Business Names. Each of the Companies has Previously Disclosed each business name or registered trade name currently used by such Company in connection with such Company's business, and each jurisdiction, if any, in which any such name is registered.

         3.6 Owned Real Property. None of the Companies owns any real property.

         3.7 Leased Real Property. Each of the Companies has previously delivered to Corniche true and complete copies of all leases pursuant to which such Company leases any real estate (the "Strandtek Real Property Leases"). To each of the Companies' knowledge, such Company is not in default in any material respect under the Strandtek Real Property Leases, and such Company is not aware of any facts which, with notice and/or the passage of time, would constitute such a default. The possession of the applicable real property by each of the Companies under the Strandtek Real Property Leases has not been disturbed and, to each of the Companies' knowledge, no claim has been asserted against such Company which is materially adverse to its rights in such leasehold interests. Except as Previously Disclosed, none of the Companies is subletting any building under any of the Strandtek Real Property Leases or any part thereof. Except as reflected in the Strandtek Real Property Leases, consummation of the transactions contemplated by the Exchange Agreement will not constitute an assignment, sublease or default under the Strandtek Real Property Leases.

         3.8 Proprietary Rights.

         3.8.1 Each of the Companies has Previously Disclosed to Corniche all of such Company's (a) registrations of trademarks and other marks, rights to all other trademarks and other marks, trade names or other trade rights that relate to such Company's Business, (b) pending applications for any such registrations that relate to such Company's Business, (c) rights in or to patents and copyrights and all pending applications therefor that relate to such Company's Business and (d) rights, other than software licenses generally available to the public, to all other trade secrets, designs, plans, specifications, technology, methods, designs and other proprietary rights, whether or not registered, that relate to such Company's Business (all of the items in the preceding clauses (a) through (d), collectively, the "Strandtek Proprietary Rights"). To each of the Companies' knowledge, such Company has the perpetual right to use the Strandtek Proprietary Rights and no person or entity has a right to receive a royalty or similar payment in respect of any Strandtek Proprietary Rights whether pursuant to any contractual arrangements entered into by such Company or otherwise. Except as Previously Disclosed, none of the Companies has any licenses granted by or to it relating to any of the Strandtek Proprietary Rights, other than software licenses, each of which is generally available to the public for a fee, granted to such Company incident to the operation of its Business. To each of the Companies' knowledge, none of such Strandtek Proprietary Rights, nor such Company's use thereof, infringe or otherwise violate the rights of any third party. No proceedings have been instituted against or, notices received by either of the Companies that are presently outstanding alleging that such

Company's use of the Strandtek's Proprietary Rights infringe or otherwise violate any rights of a third party. None of the Companies has any knowledge of any infringement or violation of any of such Company's rights in or to the Strandtek Proprietary Rights used by either of the Companies or the production, provision or sale of any services or products by such Company, and, to such Company's knowledge, there is no basis for any such claim.

         3.8.2 All employees of each of the Companies who have contributed to the development of any of the Strandtek intellectual property owned by such Company have entered into valid and binding agreements with such Company sufficient to vest title in such Company to all intellectual property created by such employee in the scope of his or her employment with such Company. The current template of the proprietary rights agreement that such Company uses in its Business has been Previously Disclosed to Corniche.

         3.9 Brokerage. No broker or finder has rendered services to any of the Companies or to the knowledge of the Companies and Representing Shareholders, to any shareholder of Strandtek in connection with the Exchange Agreement or the transactions contemplated thereby. There are no other agreements executed by any of the Companies which will obligate such Company or any of its successors or Affiliates to pay any brokerage or finder's fee in the future with respect to any type of commercial, corporate, financial, acquisition, banking, borrowing or other business transaction, or to use any Person in connection with any of the foregoing. It is recognized and agreed that Corniche has retained and agreed to pay a fee to Bobby Cohen of Robert M. Cohen & Company, Inc. for services rendered to Corniche in connection with this transaction.

         3.10 Accounts Receivable. All of the accounts receivable of each of the Companies has originated in the ordinary course of the business of such Company, are valid, and to such Company's knowledge, are fully collectible (subject to reserves reflected in the Current Balance Sheet as defined in Section 3.22) and are not subject to any defense, counterclaim or setoff, except to the extent of any such reserve. No such account receivable has been factored or pledged other than to banks providing loans to the Companies.

         3.11 Title to Tangible Assets. Each of the Companies has good and marketable title in and to all of the tangible assets of such Company's Business reflected in the Current Balance Sheet plus all tangible assets purchased by such Company since the date of the Current Balance Sheet, less all tangible assets which such Company has disposed of in the ordinary course of business since the date of the Current Balance Sheet, which tangible assets are free and clear of any Liens except as otherwise disclosed in the next sentence. The only Liens of the Companies which exist and at the Closing will exist on the tangible assets of the Companies are Liens which either (a) secure liabilities disclosed in the Current Balance Sheet or arise in the ordinary course of Business subsequent to the date of the Current Balance Sheet, (b) secure the ownership interests of lessors of equipment used in the Business and Previously Disclosed,
(c) are Liens for Taxes, assessments, governmental charges, or labor or material, (d) are Liens arising under the Strandtek Real Property Leases, or (e) as set forth on Section 3.11 of the Strandtek Disclosure Schedule.

         3.12 Material Contracts; Related Parties.



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

         3.12.1 Except as Previously Disclosed, as of the date hereof none of the Companies is bound by any material contract to be performed after the date hereof (including any employment, termination or consulting contract, agreement, arrangement or understanding (whether written or oral)). Except as Previously Disclosed, to each of the Company's knowledge, such Company has fulfilled all material obligations required pursuant to such contracts to have been performed by such Company on its part prior to the date of this Agreement, and all parties to such contracts with such Company are in substantial compliance and no event has occurred which, through the giving of notice or the passage of time or both, would cause or constitute a material default under any such contracts or would cause the acceleration of any obligation of any party thereto.

         3.12.2 Except as Previously Disclosed, none of the Companies has any outstanding loans or advances to or from any Person or are obligated to make or to take any such loans or advances, except for advances to its employees in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for such Company. Except for any obligation of one of the Companies for an obligation of another of the Companies, none of the Companies has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person (including liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debt of another Person or otherwise to assure the creditor against loss), except for guarantees by endorsement of negotiable instruments for collection in the ordinary course of business.

         3.12.3 Except as Previously Disclosed (including transactions reflected on the books and records of the Companies provided or made available to Corniche as part of the Strandtek Disclosure Documents), there have been no transactions during the last three years between either of the Companies and any director, officer, employee, shareholder or Affiliate of either Company other than transactions relating to the employment or shareholdings (including increases therein and any related share and warrant issuances and exercises) of any such Person.

         3.13 Customers and Suppliers. Except as set forth on Section 3.13 of the Strandtek Disclosure Schedule, to each of the Companies' knowledge, none of the Companies' top ten customers for the fiscal years ended September 30, 2001 and 2000 has terminated or materially changed in an adverse manner, or given notice that it intends to terminate or materially change in an adverse manner, its relationship with such Company since September 30, 2001 or 2000, respectively.

         3.14 Labor Matters.

         3.14.1 None of the Companies is a party to any collective bargaining agreement. Since January 1, 1999, none of the Companies has had any strike, slowdown, picketing, work stoppage, material labor dispute or threat of a material labor dispute or any attempt or threat of an attempt by a labor union to organize its employees.

         3.14.2 Each of the Companies has Previously Disclosed all current written employment or consulting contracts with, and covenants against competition by, any Person employed by such Company presently or within the last year. True and correct copies of all such written agreements have been delivered to Corniche prior to the date hereof.

         3.14.3 No suit is currently pending, or to each of the Company's knowledge is being threatened, by any former employee alleging wrongful termination, breach of an employment agreement, discrimination or any claim for any payment from such Company.

         3.15 Employee Benefit Plans.

         3.15.1 All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering employees or former employees of each of the Companies (the "Strandtek Employees") have been Previously Disclosed, and true and complete copies thereof have been made available to Corniche.

         3.15.2 Except as Previously Disclosed, (a) to each of the Companies' and the Representing Shareholders' knowledge, all employee benefit plans covering Strandtek Employees, to the extent subject to ERISA (the "Strandtek ERISA Plans"), are and have been in compliance with ERISA, including Section 404(a)(1) thereof; (b) to each of the Companies' and the Representing Shareholders' knowledge, each Strandtek ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has either
(1) received a favorable determination letter from the Internal Revenue Service (the "IRS"), or (2) is or will be the subject of an application for a favorable determination letter, and none of the Companies is aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (c) there is no pending or, to each of the Companies' and the Representing Shareholders' knowledge, threatened litigation or administrative action relating to the Strandtek ERISA Plans, and (d) to each of the Companies' and the Representing Shareholders' knowledge, such Company has not engaged in a transaction with respect to any Strandtek ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject such Company to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA.

         3.16 Insurance. Each of the Companies has Previously Disclosed all insurance policies which such Company currently has in effect, and the status of any unpaid claims thereunder. True and correct copies of such insurance policies have been made available to Corniche. All premiums due and payable under all such policies have been paid and, to each of the Companies' and the Representing Shareholders' knowledge, such Company is otherwise in compliance in all material respects with the terms and conditions of all such policies.

         3.17 Licenses and Permits. Each of the Companies have all licenses, permits, orders, approvals and authorizations required for the conduct of the Business as presently conducted and as contemplated to be conducted. None of the Companies has received any notice of investigation, evaluation or suspension of any such licenses, permits, orders, approvals or authorizations. To each of the Companies' and the Representing Shareholders' knowledge, no suspension or cancellation of any such licenses, permits, orders, approvals or authorizations has been threatened or is contemplated.

         3.18 Authority Relative to the Exchange Agreement; Enforceability. The execution, delivery and performance of this Agreement and the Exchange Agreement by Strandtek are within the corporate power and authority of Strandtek and have been duly authorized by all requisite corporate action on the part of Strandtek. Assuming due authorization, execution and delivery of this Agreement and the Exchange Agreement by Corniche, the Principal Shareholders and Non-shareholder Loan Holders, this Agreement and the Exchange Agreement are legal, valid and binding obligations of Strandtek, enforceable against Strandtek in accordance with their respective terms, except insofar as their enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement or the Exchange Agreement on behalf of Strandtek have been duly authorized to do so.

         3.19 Compliance with Other Instruments; Consents. All steps taken and to be taken by Strandtek and its Board of Directors in connection with the transactions contemplated by the Exchange Agreement, are in accordance with all applicable provisions of Strandtek's Certificate of Incorporation, by-laws and other corporate governance documents to which Strandtek is subject. Neither the execution and delivery of this Agreement or the Exchange Agreement by Strandtek, nor the consummation of the transactions contemplated hereby or thereby will:

         3.19.1 conflict with, or result in a breach of any provision of, Strandtek's Certificate of Incorporation or by-laws;

         3.19.2 to each of the Companies' and Representing Shareholders' knowledge (and assuming all required third party consents and approvals of contracts, loans, leases, etc. listed in response to Section 3.19.4 below and on
Section 3.19.2 of the Strandtek Disclosure Schedule are obtained), violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which such Company is a party;

         3.19.3 to each of the Companies' and Representing Shareholders' knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Company, its properties or its assets; or

         3.19.4 require any action or consent or approval of, or review by, or registration or filing by any of the Companies or any of such Company's Affiliates with, any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government and any authority or other quasi-governmental entity established to perform any of such functions (each a "Governmental Authority"), other than registrations, filings or other actions required under federal and state securities laws; except, in the case of Sections 3.19.2, 3.19.3 and 3.19.4, for any of the foregoing that, individually or in the aggregate, is or are not material to the Companies, taken as a whole, and would not materially and adversely affect the ability of the Parties hereto to consummate the transactions contemplated by the Exchange Agreement.

         3.20 Compliance with Applicable Laws. Except as Previously Disclosed, to Strandtek's and the Representing Shareholder's knowledge, each of the Companies is in compliance in all material respects with all statutes, laws, rules, regulations, orders and ordinances relating to the conduct of its Business, and such Company has not received any notice or advice to the contrary.

         3.21 Environmental Compliance.

         3.21.1 There are no pending or, to each of the Companies' and the Representative Shareholder's knowledge, threatened actions or claims against either Company arising out of the presence or release into the environment of any chemicals, pollutants or contaminants relating to the operations of such Company or arising in connection with any properties owned by it or as to which such Company is or could be a potentially responsible party under applicable law, which individually or in the aggregate would have a Strandtek Material Adverse Effect.

         3.21.2 Each of the Companies is in compliance in all material respects with all Environmental Laws. Each Company has not been alleged to be in violation of, nor has such Company been subject to any administrative or judicial proceeding pursuant to, any Environmental Laws (as hereinafter defined) at any time during the past three years.

         3.21.3 Except as set forth on Section 3.21.3 of the Strandtek Disclosure Schedule, there are no facts or circumstances known to any of the Companies or Representative Shareholders that could reasonably form the basis for the assertion of any claim against such Company pursuant to any Environmental Laws, including any claim arising from such Company's past or present practices.

         3.21.4 Each of the Companies has all material permits, approvals and consents under all applicable Environmental Laws to operate its businesses lawfully including water discharge permit.

         3.21.5 There have been no Regulated Substances (as hereinafter defined) generated, transported, Released (as hereinafter defined) or disposed of by any of the Companies during the past three years except in the ordinary course of business in accordance with Environmental Laws.

         3.21.6 For purposes of this Agreement:

         3.21.6.1 "Regulated Substance" means any pollutant, chemical substance, hazardous waste, hazardous substance or contaminant regulated under any Environmental Law.

         3.21.6.2 "Releasing" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

         3.21.6.3 "Environmental Law" means all applicable laws and regulations relating to pollution control and environmental contamination, including laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, or disposal of Regulated Substances and all laws and regulations with regard to record-keeping, notification and reporting requirements respecting Regulated Substances.

         3.22 Financial Statements.

         3.22.1 The following annual and interim financial statements of the Companies have been previously delivered to Corniche: the audited consolidated balance sheets of the Companies as of September 30, 2000 and 1999, the related audited consolidated statements of income, changes in shareholders' equity and cash flows of the Companies for the fiscal years ended September 30, 2000 and 1999 (collectively, the "Audited Financial Statements"), the unaudited consolidated balance sheet of the Companies as of September 30, 2001 (the "Current Balance Sheet") and the unaudited consolidated statements of income of Strandtek for the year ended September 30, 2001(the "Unaudited Financial Statement"). The Audited Financial Statements fairly present the financial condition of the Companies and the results of operations and cash flows as of the dates and for the periods to which they apply, as the case may be, and such statements have been prepared in conformity with GAAP. The Unaudited Financial Statements were prepared from the books and records of the Companies and are true, complete and correct in all material respects, and the normal audit adjustments required in connection therewith will not be material in amount or effect.

         3.22.2 Since January 1, 1999 no unrecorded funds or assets of any of the Companies has been established for any purpose; no accumulation or use of such Company's funds has been made without being properly accounted for in such Company's books and records; all payments by or on behalf of any of the Companies have been duly and properly recorded and accounted for in its books and records; no false or artificial entry has been made in such Company's books and records for any reason; no payment has been made by or on behalf of any of the Companies with the understanding that any part of such payment is to be used for any purpose other than that described in the documents, if any, supporting such payment; and none of the Companies has made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence payment or kickback, whether in cash, property or services, to any Person to secure business or to pay for business secured by such Company.

         3.22.3 Except as set forth in Section 3.22.3, the Current Balance Sheet includes accruals for all amounts due but not paid as of the date thereof under all taxation laws (other than current year applicable franchise taxes) in accordance with GAAP, and accruals for vested vacation entitlement and for holiday and sick pay in accordance with GAAP.

         3.22.4 None of the Companies has incurred any liabilities or obligations of any nature (whether accrued, unaccrued, absolute, contingent, threatened, unknown or otherwise) which would be required to be included in a balance sheet prepared in accordance with GAAP, except (a) as reflected on the Current Balance Sheet, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet, (c) liabilities and obligations which have arisen in connection with the Exchange Agreement and this Agreement and the transactions contemplated therein and herein, and (d) additional loans from shareholders and Investor Loan Holders of Strandtek to the Companies, each as set forth on
Section 3.2.3 of the Strandtek Disclosure Schedule as of the date hereof.

         3.23 Litigation. Except as set forth on Section 3.23 of the Strandtek Disclosure Schedule, there are no legal, administrative, arbitration or other proceedings or claims pending or, to each of the Companies' and the Representative Shareholders knowledge, threatened, against such Company, nor are any of the Companies subject to any existing judgment nor have any of the Companies received any inquiry from any Governmental Authority about the transactions contemplated by the Exchange Agreement, or about any violation or possible violation of any law or regulation. Prior to the date hereof, each of the Companies has provided to Corniche's counsel a copy of all letters received by such Company's accountants from counsel to such Company since December 31, 1998 with respect to pending or threatened legal, administrative, arbitration or other proceedings.

         3.24 Adverse Business Changes. Except as set forth on Section 3.24 of the Strandtek Disclosure Schedule, since September 30, 2001, there has not been:

         3.24.1 Any change in any of the Companies' Business that would be reasonably likely to have, individually or in the aggregate, a Strandtek Material Adverse Effect;

         3.24.2 Any material damage or loss to any material asset or property of any of the Companies, regardless of insurance;

         3.24.3 Except for additional loans by banks and shareholders to the Companies set forth on Section 3.2.3 of the Strandtek Disclosure Schedule as of the date hereof, any disposition, mortgage, pledge, or subjection to any Lien (other than as contemplated by the last sentence of Section 3.11), claim, charge or option on any property or asset of either of the Companies, any commitment made or liability incurred by either of the Companies, or any cancellation or compromise of any debt or claim of either of the Companies, otherwise than in the ordinary course of business;

         3.24.4 Any dividend or distribution declared, set aside or paid in respect of any of the Companies' capital stock or any repurchase by such Company of shares of its capital stock;

         3.24.5 Any employment contract not terminable at will without cost (except for normal salary) beyond the effective date of termination entered into by any of the Companies; or any increase or decrease in the rates of compensation payable by any of the Companies to any of its officers, directors, employees or agents, other than general increases to personnel made in accordance with past practices; or, any declaration, payment, commitment, or obligation of any kind for the payment by any of the Companies of any bonus, other than bonuses paid in the ordinary course of business; or any implementation, modification, amendment or termination of any retirement, termination, severance or other benefits to officers, directors, employees or agents of any of the Companies;

         3.24.6 Any amendment, termination or threatened termination of any material contract, agreement, insurance policy, plan, lease, or license to which any of the Companies is a party or by which such Company may be bound, otherwise than in the ordinary course of business;

         3.24.7 Any material change in any of the Companies' methods of doing business;

         3.24.8 Any distribution or disposition of assets other than in the ordinary course of business;

         3.24.9 Any loss or, to any of the Companies' knowledge, any threatened loss of a customer which is designated as a "large customer" pursuant to Section 3.13.1;

         3.24.10 Any termination of any permit or license issued to any of the Companies upon which a material portion of the Business is dependent; or

         3.24.11 Any statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or any Governmental Authority adopted or entered or proposed to be adopted or entered which may reasonably be expected to materially and adversely affect any of the Companies' property or business, except as affects business generally in the United States or Illinois or Florida.

         3.25 Strandtek SEC Documents and Other Public Disclosures. Strandtek has provided to Corniche drafts of its annual reports on Form 10-K for the fiscal years ended September 30, 2000, 1999 and 1998. Strandtek will file such documents along with the other documents contemplated in the Exchange Agreement, with the SEC within the time frame contemplated in the Exchange Agreement.

         3.26 Full Disclosure. The Previously Disclosed information provided to Corniche by each of the Companies or any of such Company's representatives during Corniche's examination of the business, affairs, results of operations and financial condition of such Company and its Subsidiaries taken as a whole did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. No representation or warranty made in this Agreement, and no certification furnished or to be furnished by any of the Companies pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.0 Each Principal Shareholder and Investor Loan Holder, severally and not jointly, and solely as to himself, represents and warrants to Corniche as follows:

         4.1 Authorization. Such Principal Shareholder or Investor Loan Holder has full power and authority to execute and deliver this Agreement and the Exchange Agreement and to perform his obligations hereunder and thereunder. Assuming due authorization, execution and delivery of this Agreement and the Exchange Agreement by Corniche, StrandTek and the other parties, each of this Agreement and the Exchange Agreement has been duly executed and delivered by such Principal Shareholder or Investor Loan Holder and each constitutes a valid and binding agreement of such Principal Shareholder or Investor Loan Holder, enforceable against such Principal Shareholder or Investor Loan Holder in accordance with its terms, except insofar as their enforcement may be limited by
(a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principals limiting the availability of equitable remedies. Such Principal Shareholder or Investor Loan Holder is not suffering from an impairment or other disability, legal, physical, mental or otherwise, that would preclude or limit the ability of such Principal Shareholder or Investor Loan Holder to execute this Agreement or the Exchange Agreement or perform his respective obligations hereunder or thereunder.

         4.2 Non-contravention. Neither the execution and delivery of this Agreement and the Exchange Agreement nor the performance by such Principal Shareholder or Investor Loan Holder of his obligations hereunder or thereunder will (i) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation applicable to such individual or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which such Principal Shareholder or Investor Loan Holder is a party or by which such Principal Shareholder or Investor Loan Holder is bound or to which any of their respective assets or properties are subject, (ii) result in the creation or imposition of any Liens on such Principal Shareholders' or Investor Loan Holder's assets or properties or (iii) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any obligation of such Principal Shareholder or Investor Loan Holder.

         4.3 No Consents. To each individual's knowledge, no prior notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated thereby by such Principal Shareholder or Investor Loan Holder.

         4.4 Warrants. Such Principal Shareholder or Investor Loan Holder represents and warrants that, prior to Closing he will have exercised or terminated all warrants and options to purchase shares of Strandtek common stock held by such Principal Shareholder or Investor Loan Holder; provided, however, this Section 4.4 shall not apply to Ron Basar who will continue to own Strandtek warrants subsequent to Closing.

         4.5 Ownership. Such Principal Shareholder owns his shares of Strandtek Capital Stock indicated on Appendix 2.1 to the Exchange Agreement (the "Shares") beneficially and of record, free and clear of any Liens, other than those arising under federal and state securities laws. Such Investor Loan Holder owns his Investor Loan beneficially and of record, free and clear of any Liens, other than those arising under federal and state securities laws. There are no voting trust arrangements, shareholder agreements or other agreements (i) granting any option, warrant or right of first refusal with respect to the Shares to any Person, (ii) restricting the right of such Principal Shareholder to transfer his Shares to Corniche in accordance with the Exchange Agreement or (iii) restricting any other right of such Principal Shareholder with respect to such Shares. Subject to the limitations imposed generally by applicable securities laws, such Principal Shareholder has the absolute and unrestricted right, power and capacity to assign and transfer his Shares to Corniche free and clear of any Liens (except for restrictions imposed generally by applicable securities laws). Upon delivery to Corniche of the certificates representing such Shares at Closing in exchange for the consideration to be paid by Corniche at the Closing, Corniche will acquire good, valid and marketable title to the Shares, free and clear of any Liens (except for Liens created by Corniche and restrictions imposed generally by applicable securities laws). There are no agreements restricting the right of such Investor Loan Holder to exchange his Investor Loans to Corniche in accordance with the Exchange Agreement or restricting any other right of the Investor Loan Holder with respect to such Shares, subject to the limitations imposed generally by applicable securities laws, such Investor Loan Holder has the absolute and unrestricted right, power and capacity to exchange his Investor Loans to Corniche free and clear of any Liens. The information provided by such Principal Shareholder or Investor Loan Holder regarding his or her state of residence is true and correct.

         4.6 Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from such Principal Shareholder or Investor Loan Holder in connection with the Exchange Agreement or any of the transactions contemplated thereby.

         4.7 Accredited Investor. Such Principal Shareholder or Investor Loan Holder is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         4.8 Experience. Such Principal Shareholder or Investor Loan Holder, alone or together with his advisors, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated by the Exchange Agreement and the exchange of securities pursuant thereto.

         4.9 Investment. Such Principal Shareholder or Investor Loan Holder is acquiring Corniche Common Stock, Corniche Series D Preferred Stock and/or Series C Preferred Stock ("Corniche Securities") for investment for his own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law, and such Principal Shareholder or Investor Loan Holder has no present intention to sell, convey, dispose of or otherwise distribute any interest in or risk related to Corniche Securities issued under the Exchange Agreement except pursuant to an effective registration statement or in a manner consistent with the requirements of the federal and state securities laws. Such Principal Shareholder or Investor Loan Holder confirms that such Principal Shareholder or Investor Loan Holder has no contract, understanding, agreement or arrangement with any Person to sell, assign, or otherwise transfer to such Person, or to any other Person, any or all of the Corniche Securities that such Principal Shareholder or Investor Loan Holder will receive in connection with the transactions contemplated by the Exchange Agreement. Such Principal Shareholder or Investor Loan Holder acknowledges that such Principal Shareholder or Investor Loan Holder understands that the Corniche Securities such Principal Shareholder or Investor Loan Holder shall receive under the Exchange Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         4.10 Risk Awareness. Such Principal Shareholder or Investor Loan Holder confirms that he understands and has fully considered for purposes of such Principal Shareholder's or Investor Loan Holder's investment in Corniche Securities in connection with the transactions contemplated by the Exchange Agreement (the "Investment") the risks of such Principal Shareholder's or Investor Loan Holder's Investment and that there are substantial restrictions on the transferability of Corniche Securities, and, accordingly, it may not be possible for such Principal Shareholder or Investor Loan Holder to liquidate his Investment in the case of emergency.

         4.11 Ability to Bear Risk. Such Principal Shareholder or Investor Loan Holder confirms that he is able (i) to bear the economic risk of his Investment,
(ii) to hold his Investment for an indefinite period of time, and (iii) presently to afford a complete loss of his Investment.

         4.12 Opportunity to Investigate. Such Principal Shareholder or Investor Loan Holder confirms that he or his representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Corniche concerning the terms and conditions of the transactions contemplated by the Exchange Agreement and the business and prospects of Corniche, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense and without breach of confidentiality obligations, necessary to assist such Principal Shareholder or Investor Loan Holder in evaluating his Investment.

         4.13 Reliance on Advisors. Such Principal Shareholder or Investor Loan Holder confirms that, with respect to his Investment, such Principal Shareholder or Investor Loan Holder is relying, if at all, solely upon the advice of such Principal Shareholder's or Investor Loan Holder's personal, legal, financial and tax advisors with respect to the tax and other aspects of such Principal Shareholder's or Investor Loan Holder's Investment, except as otherwise contemplated in the Exchange Agreement.

         4.14 Reliance. The Principal Shareholder and Investor Loan Holder confirm that such Principal Shareholder and Investor Loan Holder is relying upon such due diligence review and the representations, warranties and agreements of Corniche made herein and in the documents referred to herein, and no other representations, warranties and agreements.

         4.15 Reliance on Representations, Warranties and Acknowledgments. The representations, warranties and acknowledgments of each Principal Shareholder or Investor Loan Holder herein are made by such Principal Shareholder or Investor Loan Holder with the intent that they may be relied upon in determining such Principal Shareholder's or Investor Loan Holder's suitability as an investor in Corniche, and each Principal Shareholder or Investor Loan Holder acknowledges that certificates representing Corniche Securities to be received by such Principal Shareholder under the Exchange Agreement shall bear the following legend (which may be in addition to other legends applicable to such certificates) and that the transfer agent for Corniche may be given stop transfer instructions with respect to such shares:


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

         5.0 Representations And Warranties Of Corniche. Subject to Sections 1.0 and 2.0 of this Agreement and the Previously Disclosed information, Corniche hereby represents and warrants to Strandtek, the Principal Shareholders and the Investor Loan Holders as follows:

         5.1  Organization and Qualification.

         5.1.1 Corniche is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties and to conduct its business as presently conducted (the "Corniche

Business"). Corniche is duly qualified to transact business as foreign corporations and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property requires such qualification, except for failures to be so qualified or in good standing which would not, singly or in the aggregate with all such other failures, have a Corniche Material Adverse Effect. Corniche is not in violation of any of the provisions of its Articles of Incorporation, as amended or similar governing documents, or by-laws, as amended. True and complete copies of such Articles of Incorporation and by-laws, as currently in effect, have previously been delivered to Strandtek, the Principal Shareholders and the Non-shareholder Loan Holders.

         5.1.2 Prior to the date hereof, Strandtek has been given access to true and complete copies of all of Corniche's minute books, including minutes of meetings of and resolutions adopted by the Board of Directors and shareholders of Corniche to the extent the same are available to Corniche. There are no other material minutes or resolutions which have been adopted by the Board or shareholders of Corniche.

         5.1.3 Except as set forth on Schedule 5.1.3 of the Corniche Disclosure Schedule, Corniche is not a party to any stock purchase agreement, registration rights agreement, shareholders' agreement, voting rights agreement, investor agreement, stock option agreement, warrant, or other agreement requiring the issuance of any shares of Corniche's capital stock. To Corniche's knowledge, there are no shareholder or voting agreements or similar agreements among the shareholders of Corniche in their capacities as such.

         5.2 Capitalization; Funded Debt.

         5.2.1 Section 5.2.1 of the Corniche Disclosure Schedule sets forth the number of shares of each class and series of capital stock of Corniche which are authorized for issuance and, as of the date hereof, the number of shares that are outstanding. Corniche has Previously Disclosed a copy of such its shareholder list as maintained by the stock transfer agent (the "Corniche Shareholder List"), as well as a list of shares of capital stock of Corniche issuable to any Person that is not reflected on the Corniche Shareholder List. All of such outstanding and issuable shares are validly issued, fully paid and non-assessable. No shares of Corniche's capital stock possess or are subject to preemptive rights or rights of first refusal and no shares have been issued in violation of any preemptive rights or rights of first refusal. Except as Previously Disclosed, no shares of Corniche's capital stock are held by it as treasury shares.

         5.2.2 Section 5.2.2 of the Corniche Disclosure Schedule lists, for each Person and benefit plan adopted by it who owns any warrants, options or rights to purchase any shares of the capital stock of Corniche, the number owned and a description thereof, the class and series of shares issuable upon exercise of such warrants, options or rights, and the number of shares subject to such warrants, options or rights, the vesting date (if applicable), expiration date, and exercise price applicable thereto. Except as set forth in Section 5.2.2 of the Corniche Disclosure Schedule, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating Corniche to issue, or to transfer from treasury, any shares of capital stock of Corniche of any class or kind, or securities convertible into such capital stock of Corniche.

         5.2.3 Except as reflected on the Current Balance Sheet (as defined in Section 5.22.1), and for changes occurring after September 30, 2001, Corniche does not have any term or funded debt, debt to banks or debt to Affiliates. To Corniche's knowledge, except as Previously Disclosed, if applicable, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by it which has not been cured or waived under any agreement or other instrument relating to any funded debt, bank loan or debt to Affiliates. Section 5.2.3 of the Corniche Disclosure Schedule accurately sets forth Corniche's debt to banks, debt for borrowed money and debt to Affiliates as of the date hereof.

         5.2.4 Except as set forth on Section 5.2.4 of the Corniche Disclosure Schedule, Corniche is not a guarantor of the obligations of any Person.

         5.2.5 Except as Previously Disclosed, there are no accrued, declared, or unpaid dividends on any shares of Corniche's capital stock. At Closing, there will be no accrued, declared or unpaid dividends on any shares of Corniche's capital stock.

         5.3 Subsidiaries; Acquisitions; Dispositions.

         5.3.1 Corniche does not currently, directly or indirectly own or control any Subsidiary.

         5.3.2 Corniche currently, directly or indirectly (i) does not own of record or beneficially (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any equity interest in any partnership, joint venture, limited liability company or other business enterprise or (ii) does not own or control through any means any other entity.

         5.3.3 There are no agreements between Corniche and any third party relating to the operation, governance, ownership or other material aspect of any other business enterprise.

         5.4 Taxes.

         5.4.1 Corniche has previously provided to Strandtek copies of all Tax returns filed by it and its Subsidiaries from January 1, 1997 through the date of execution of this Agreement. Except as Previously Disclosed, no tax returns have been audited or are the current subject of an audit by any federal or state authority.

         5.4.2 Corniche (i) has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes from the wages or salaries of employees and independent contractors, (ii) has paid over to the proper governmental authorities all amounts required to be so withheld and (iii) is not liable for any Taxes for failure to comply with such laws, rules and regulations.

         5.4.3 Corniche is not a party to any agreement that provides for the payment of any amount that, if paid, would be nondeductible (in whole or in part) pursuant to Section 280G of the Code in connection with the consummation of the transactions contemplated by the Exchange Agreement or otherwise.

         5.4.4 Except as Previously Disclosed, all of Corniche's Taxes have been paid in full to the appropriate governmental authorities or fully accrued or provided for with respect to fiscal periods covered by the financial statements described in Section 5.22 of this Agreement other than any liability for unpaid Taxes that may have accrued since September 30, 2001 in connection with the operation of the Corniche Business by it in the ordinary course. Corniche will prepare and timely file with the appropriate Governmental Authorities all returns and reports with respect to franchise, income and all other Taxes required to be filed by it at or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of Corniche. All Tax returns were (or in the case of Tax returns to be filed subsequent to the date hereof, will be) correct and complete in all material respects when filed.

         5.4.5 No assessments or additional Taxes have been proposed or threatened against Corniche or any of such Company's assets. To the best of Corniche's knowledge, there are no pending investigations of Corniche or its Tax returns by any taxing authority, and there are no Tax Liens on any of its assets other than Liens for Taxes not yet due and payable.

         5.5 Other Business Names. Corniche has Previously Disclosed each business name or registered trade name currently used by it in connection with its business, and each jurisdiction, if any, in which any such name is registered.

         5.6 Owned Real Property. Corniche does not own any real property.

         5.7 Leased Real Property. Corniche has previously delivered to Strandtek true and complete copies of all leases pursuant to which its leases any real estate (the "Corniche Real Property Leases") which have been Previously Disclosed in the Corniche Disclosure Schedule. To Corniche's knowledge, it is not in default in any material respect under the Corniche Real Property Leases, and is not aware of any facts which, with notice and/or the passage of time, would constitute such a default. The possession of the applicable real property by Corniche under the Corniche Real Property Leases has not been disturbed and, to Corniche's knowledge, no claim has been asserted against it which is materially adverse to its rights in such leasehold interests. Except as Previously Disclosed, Corniche is not subletting any building under any of the Corniche Real Property Leases or any part thereof. Except as reflected in the Corniche Real Property Leases, consummation of the transactions contemplated by the Exchange Agreement will not constitute an assignment, sublease or default under the Corniche Real Property Leases.

         5.8 Proprietary Rights.

         5.8.1 Corniche has Previously Disclosed to Strandtek all of Corniche's
(a) registrations of trademarks and other marks, rights to all other trademarks and other marks, trade names or other trade rights that relate to the Corniche Business, (b) pending applications for any such registrations that relate to the Corniche Business, (c) rights in or to patents and copyrights and all pending applications therefor that relate to the Corniche Business and (d) rights, other than software licenses generally available to the public, to all other trade secrets, designs, plans, specifications, technology, methods, designs and other proprietary rights, whether or not registered, that relate to the Corniche Business (all of the items in the preceding clauses (a) through (d), collectively, the "Corniche Proprietary Rights"). To Corniche's knowledge, it has the perpetual right to use the Corniche Proprietary Rights and no person or entity has a right to receive a royalty or similar payment in respect of any Corniche Proprietary Rights whether pursuant to any contractual arrangements entered into by it or otherwise. Except as set forth on Section 5.8 of the Corniche Disclosure Schedule, Corniche does not have any licenses granted by or to it relating to any of the Corniche Proprietary Rights, other than software licenses, each of which is generally available to the public for a fee, granted to Corniche incident to the operation of the Corniche Business. To Corniche's knowledge, none of such Corniche Proprietary Rights, nor its use thereof, infringe or otherwise violate the rights of any third party. No proceedings have been instituted against or, notices received by Corniche that are presently outstanding alleging that its use of the Corniche Proprietary Rights infringe or otherwise violate any rights of a third party. Corniche has no knowledge of any infringement or violation of any of its rights in or to the Corniche Proprietary Rights used by it or the production, provision or sale of any services or products by it, and, to Corniche's knowledge, there is no basis for any such claim.

         5.8.2 All employees of Corniche who have contributed to the development of any of the Corniche intellectual property owned by it have entered into valid and binding agreements with Corniche sufficient to vest title in it to all intellectual property created by such employee in the scope of his or her employment with Corniche.

         5.9 Brokerage. Other than Bobby Cohen of Robert M. Cohen & Company, Inc. (who was retained solely by Corniche and whose fees shall be paid solely by Corniche), no broker or finder has rendered services to Corniche or to Corniche's knowledge, to any shareholder of Corniche in connection with the Exchange Agreement or the transactions contemplated thereby. There are no other agreements executed by Corniche which will obligate it or any of its successors or Affiliates to pay any brokerage or finder's fee in the future with respect to any type of commercial, corporate, financial, acquisition, banking, borrowing or other business transaction, or to use any Person in connection with any of the foregoing.

         5.10 Accounts Receivable. Except as Previously Disclosed, all of the accounts receivable of Corniche has originated in the ordinary course of the Corniche Business, are valid, and to such Corniche's knowledge, are fully collectible (subject to reserves reflected in the Current Balance Sheet as defined in Section 5.22) and are not subject to any defense, counterclaim or setoff, except to the extent of any such reserve. Except as Previously Disclosed, no such account receivable has been factored.

         5.11 Title to Tangible Assets. Corniche has good and marketable title in and to all of the tangible assets of the Corniche Business reflected in the Current Balance Sheet plus all tangible assets purchased by it since the date of the Current Balance Sheet, less all tangible assets which it has disposed of in the ordinary course of business since the date of the Current Balance Sheet, which tangible assets are free and clear of any Liens except as otherwise disclosed in the next sentence. The only Liens of Corniche which exist and, at the Closing, will exist on the tangible assets of Corniche are Liens which either (a) secure liabilities disclosed in the Current Balance Sheet or arise in the ordinary course of the Corniche Business subsequent to the date of the Current Balance Sheet, (b) secure the ownership interests of lessors of equipment used in the Corniche Business and Previously Disclosed, (c) are Liens for Taxes or assessments or governmental charges or (d) are as set forth on
Section 5.11 of the Corniche Disclosure Schedule.

         5.12 Material Contracts; Related Parties.

         5.12.1 Except as Previously Disclosed, as of the date hereof Corniche is not bound by any material contract to be performed after the date hereof (including any employment, termination or consulting contract, agreement, arrangement or understanding (whether written or oral)). Except as Previously Disclosed, to Corniche's knowledge, it has fulfilled all material obligations required pursuant to such contracts to have been performed by it on its part prior to the date of this Agreement, and all parties to such contracts with Corniche are in substantial compliance and no event has occurred which through the giving of notice or the passage of time or both, would cause or constitute a material default under any such contracts or would cause the acceleration of any obligation of any party thereto.

         5.12.2 Except as Previously Disclosed, Corniche does not have any outstanding loans or advances to or from any Person and is not obligated to make or to take any such loans or advances, except for advances to its employees in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for Corniche. Corniche has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person(including liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debt of another Person or entity, or otherwise to assure the creditor against loss), except for guarantees by endorsement of negotiable instruments for collection in the ordinary course of business.

         5.12.3 Except as Previously Disclosed (including transactions reflected on the books and records of Corniche provided or made available to Strandtek as part of the Corniche Disclosure Documents, such as with respect to the acquisition of the Stamford business), there have been no transactions during the last three years between Corniche and any director, officer, employee, shareholder or Affiliate of it other than transactions relating to the employment or shareholdings of any such Person. With respect to each such transaction Previously Disclosed, each such transaction has been on terms no less favorable to it than those which could have been obtained at the time from bona fide third parties. Since January 1, 1996, none of the officers, directors or employees of Corniche or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association of business enterprise which during such period has been a supplier, customer or sales agent of the Corniche Business or has competed with the Corniche Business, except for ownership of less than 5% of the outstanding stock of a publicly traded entity.

         5.13 Corniche has no material customers.

         5.14 Labor Matters.

         5.14.1 Corniche is not a party to any collective bargaining agreement. Since January 1, 1999, Corniche has not had any strike, slowdown, picketing, work stoppage, material labor dispute or threat of a material labor dispute or any attempt or threat of an attempt by a labor union to organize its employees.

         5.14.2 Corniche has Previously Disclosed, all current written employment or consulting contracts with, and covenants against competition by, any Person employed by it presently or within the last year. True and correct copies of all such written agreements have been delivered to Strandtek prior to the date hereof.

         5.14.3 No suit is currently pending, or to Corniche's knowledge is being threatened, by any former employee alleging wrongful termination, breach of an employment agreement, discrimination or any claim for any payment from Corniche.

         5.15 Employee Benefit Plans.

         5.15.1 All "employee benefit plans" within the meaning of Section 3(3) of ERISA covering employees or former employees of Corniche (the "Corniche Employees") have been Previously Disclosed, and true and complete copies thereof have been made available to Strandtek.

        5.15.2 Except as Previously Disclosed, (a) to Corniche's knowledge, all employee benefit plans covering Corniche Employees, to the extent subject to ERISA (the "Corniche ERISA Plans"), are and have been in compliance with ERISA, including Section 404(a)(1) thereof; (b) to Corniche's knowledge, each Corniche ERISA Plan which is a Pension Plan and which is intended to be qualified under
Section 401(a) of the Code, has either (1) received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and Corniche is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter; (c) there is no pending or, to Corniche's knowledge, threatened litigation or administrative action relating to the Corniche ERISA Plans; and
(d) to Corniche's knowledge, it has not engaged in a transaction with respect to any Corniche ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

         5.16 Insurance. Corniche has Previously Disclosed all insurance policies which it currently has in effect, and the status of any unpaid claims thereunder. True and correct copies of such insurance policies have been made available to Strandtek. All premiums due and payable under all such policies have been paid and, to Corniche's knowledge, it is otherwise in compliance in all material respects with the terms and conditions of all such policies.

         5.17 Licenses and Permits. Corniche and its employees have all licenses, permits, orders, approvals and authorizations required for the conduct of the Corniche Business as presently conducted and as contemplated to be conducted. Corniche has not received any notice of investigation, evaluation or suspension of any such licenses, permits, orders, approvals or authorizations. To Corniche's knowledge, no suspension or cancellation of any such licenses, permits, orders, approvals or authorizations has been threatened or is contemplated.

         5.18 Authority Relative to the Exchange Agreement; Enforceability. The execution, delivery and performance of this Agreement and the Exchange Agreement are within the corporate power and authority of Corniche and has been duly authorized by all requisite corporate action on its part. Assuming due authorization, execution and delivery of this Agreement and the Exchange Agreement by Strandtek, the Principal Shareholders, and Non-shareholder Loan Holders, this Agreement and the Exchange Agreement are legal, valid and binding obligations of Corniche, enforceable against it in accordance with their respective terms, except insofar as their enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement or the Exchange Agreement on behalf of Corniche have been duly authorized to do so.

         5.19 Compliance with Other Instruments; Consents. All steps taken and to be taken by Corniche and its Board of Directors and its shareholders in connection with the transactions contemplated by the Exchange Agreement are and shall be in accordance with all applicable provisions of its Certificate of Incorporation, by-laws and other corporate governance documents to which it is subject. Neither the execution and delivery of this Agreement or the Exchange Agreement by Corniche, nor the consummation of the transactions contemplated hereby or thereby will:

         5.19.1 conflict with, or result in a breach of any provision of, its Certificate of Incorporation or by-laws;

         5.19.2 to Corniche's knowledge (and assuming all required third party consents and approvals of contracts listed in response to Section 5.19.4 below and set forth on Section 5.19.2 of the Corniche Disclosure Schedule are obtained), violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of it under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which it is a party;

         5.19.3 to Corniche's knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to it, its properties or its assets; or

         5.19.4 require any action or consent or approval of, or review by, or registration or filing by Corniche with, any third party or Governmental Authority, other than registrations, filings or other actions required under federal and state securities laws; except, in the case of Sections 5.19.2,
5.19.3 and 5.19.4, for any of the foregoing that, individually or in the aggregate, is or are not material to Corniche, taken as a whole, and would not materially and adversely affect the ability of the parties hereto to consummate the transactions contemplated by the Exchange Agreement.

         5.20 Compliance with Applicable Laws. Except as Previously Disclosed, to Corniche's knowledge it is in compliance in all material respects with all statutes, laws, rules, regulations, orders and ordinances relating to the conduct of the Corniche Business, and it has not received any notice or advice to the contrary.

         5.21 Environmental Compliance.

         5.21.1 There are no pending or, to Corniche's knowledge, threatened, actions or claims against it arising out of the presence or release into the environment of any chemicals, pollutants or contaminants relating to the operations of the Corniche Business or arising in connection with any properties owned by it or as to which it is or could be a potentially responsible party under applicable law, which individually or in the aggregate would have a Corniche Material Adverse Effect.

         5.21.2 Corniche is in compliance in all material respects with all Environmental Laws. To Corniche's knowledge, it has not been alleged to be in violation of, nor has it been subject to any administrative or judicial proceeding pursuant to, any Environmental Laws at any time during the past three years.

         5.21.3 There are no facts or circumstances known to Corniche that could reasonably form the basis for the assertion of any claim against it pursuant to any Environmental Laws, including any claim arising from its past or present practices.

         5.21.4 Corniche has all material permits, approvals and consents under all applicable Environmental Laws to operate its businesses lawfully.

         5.21.5 There have been no Regulated Substances generated, transported, Released or disposed of by Corniche during the past three years except in the ordinary course of business in accordance with Environmental Laws.

         5.22 Financial Statements.

         5.22.1 Corniche has previously delivered to Strandtek the following annual and interim financial statements of Corniche: the audited consolidated balance sheets of Corniche as of December 31, 2000 and 1999, the related audited consolidated statements of income, changes in shareholders' equity and cash flows of Corniche for the fiscal years ended December 31, 2000 and 1999 (collectively, the "Corniche Audited Financial Statements"), the unaudited consolidated balance sheet of Corniche as of September 30, 2001 (the "Current Balance Sheet") and the unaudited consolidated statements of income of Corniche for the nine months ended September 30, 2001 and 2000 (the "Corniche Unaudited Financial Statements"). The Corniche Audited Financial Statements fairly present the financial condition of Corniche and the results of operations and cash flows as of the dates and for the periods to which they apply, as the case may be, and such statements have been prepared in conformity with GAAP. The Corniche Unaudited Financial Statements were prepared from the books and records of Corniche and are true, complete and correct in all material respects, and the normal audit adjustments required in connection therewith will not be material in amount or effect.

         5.22.2 Since January 1, 1999 no unrecorded funds or assets of Corniche have been established for any purpose; no accumulation or use of its funds has been made without being properly accounted for in its books and records; all payments by or on behalf of Corniche have been duly and properly recorded and accounted for in its books and records; no false or artificial entry has been made in its books and records for any reason; no payment has been made by or on behalf of Corniche with the understanding that any part of such payment is to be used for any purpose other than that described in the documents, if any, supporting such payment; and Corniche has not has made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence payment or kickback, whether in cash, property or services, to any Person, to secure business or to pay for business secured by Corniche.

         5.22.3 Except as set forth in Section 5.22.3 of the Corniche Disclosure Schedule, the Current Balance Sheet includes accruals for all amounts due but not paid as of the date thereof under all taxation laws (other than current year applicable franchise taxes) in accordance with GAAP, and accruals for vested vacation entitlement and for holiday and sick pay in accordance with GAAP.

         5.22.4 Corniche has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent, threatened, unknown or otherwise) which would be required to be included in a balance sheet prepared in accordance with GAAP, except (a) as reflected on the Current Balance Sheet, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet and
(c) liabilities and obligations which have arisen in connection with the Exchange Agreement and the transactions contemplated therein and herein.

         5.22.5 Corniche has no actual, contingent or future liabilities, accrued or unaccrued, not Previously Disclosed to the Strandtek Parties. Corniche has no actual, contingent or future liabilities, accrued or unaccrued, or exposure regarding its prior reinsurance activities conducted directly or through its affiliates.

         5.23 Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending or, to Corniche's knowledge, threatened, against it, nor is Corniche subject to any existing judgment; nor has Corniche received any inquiry from any Governmental Authority about the transactions contemplated by the Exchange Agreement, or about any violation or possible violation of any law or regulation. Prior to the date hereof, Corniche has provided to Strandtek's counsel a copy of all letters received by its accountants from counsel since December 31, 1998 with respect to pending or threatened legal, administrative, arbitration or other proceedings.

         5.24 Adverse Business Changes. Except as set forth on Section 5.24 of the Corniche Disclosure Schedule, since the date of the Current Balance Sheet, there has not been:

         5.24.1 Any change in Corniche's Business that would be reasonably likely to have, individually or in the aggregate, a Corniche Material Adverse Effect;

         5.24.2 Any material damage or loss to any material asset or property of Corniche, regardless of insurance;

         5.24.3 Any disposition, mortgage, pledge, or subjection to any Lien, claim, charge or option of any property or asset of Corniche, any commitment made or liability incurred by Corniche, or any cancellation or compromise of any debt or claim of Corniche, otherwise than in the ordinary course of business;

         5.24.4 Any dividend or distribution declared, set aside or paid in respect of any of Corniche's capital stock or any repurchase by it of shares of its capital stock;

         5.24.5 Any employment contract not terminable at will without cost (except for normal salary) beyond the effective date of termination entered into by Corniche; or any increase or decrease in the rates of compensation payable by Corniche to any of its officers, directors, employees or agents, other than general increases to personnel made in accordance with past practices; or, any declaration, payment, commitment, or obligation of any kind for the payment by Corniche of any bonus, other than bonuses paid in the ordinary course of business; or any implementation, modification, amendment or termination of any retirement, termination, severance or other benefits to officers, directors, employees or agents of Corniche;

         5.24.6 Any amendment, termination or threatened termination of any material contract, agreement, insurance policy, plan, lease, or license to which Corniche is a party or by which it may be bound, otherwise than in the ordinary course of business;

         5.24.7 Any material change in its methods of doing business;

         5.24.8 Any distribution or disposition of assets other than in the ordinary course of business;

         5.24.9 Any loss or, to Corniche's knowledge, any threatened loss of a material customer;

         5.24.10 Any termination of any permit or license issued to Corniche or to any of its employees or agents upon which a material portion of the Corniche Business is dependent; or

         5.24.11 Any statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or Governmental Authority adopted or entered or proposed to be adopted or entered which may reasonably be expected to materially and adversely affect any of Corniche's property or business except as affects business generally in the United States.

         5.25 Corniche SEC Documents and Other Public Disclosures. Corniche has filed with the SEC its annual reports on Form 10-K for the years ended December 31, 2000, 1999 and 1998 and its Forms 10-Q for the quarters through September 30, 2001 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such documents, as supplemented and amended since the time of filing, collectively, the "Corniche SEC Documents"). The Corniche SEC Documents, including any financial statements or schedules included therein, at the time filed (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act. Corniche has previously provided to Strandtek's counsel true and complete copies of the Corniche SEC Documents. The consolidated financial statements Corniche included in the Corniche SEC Documents at the time filed complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Corniche and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         5.26 Investment Representations.

         5.26.1 Sophistication. Corniche is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act and, alone or together with its advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by the Exchange Agreement and the exchange of securities pursuant thereto.

         5.26.2 Investment. Corniche is acquiring Strandtek Common Stock and Investor Loans (collectively, "Strandtek Securities") for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law, and Corniche has no present intention to sell, convey, dispose of or otherwise distribute any interest in or risk related to Strandtek Securities except pursuant to an effective registration statement or in a manner consistent with the requirements of the federal and state securities laws. Corniche confirms that it has no contract, understanding, agreement or arrangement with any Person to sell, assign, or otherwise transfer to such Person, or to any other Person, any or all of the Strandtek Securities that Corniche is acquiring in connection with the transactions contemplated by the Exchange Agreement. Corniche acknowledges that it understands that the Strandtek Securities it shall receive under the Exchange Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         5.26.3 Risk Awareness. Corniche confirms that it understands and has fully considered for purposes of its investment in Strandtek Securities in connection with the transactions contemplated by the Exchange Agreement (the "Corniche Investment") the risks of the Corniche Investment and that there are substantial restrictions on the transferability of Strandtek Common Stock, and, accordingly, it may not be possible for Corniche to liquidate the Corniche Investment in the case of emergency.

         5.26.4 Ability to Bear Risk. Corniche is able (i) to bear the economic risk of the Corniche Investment, (ii) to hold the Corniche Investment for an indefinite period of time, and (iii) presently to afford a complete loss of the Corniche Investment.

         5.26.5 Opportunity to Investigate. Corniche confirms that it or its representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Companies concerning the terms and conditions of the transactions contemplated by the Exchange Agreement and the business and prospects of the Companies, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense and without breach of confidentiality obligations, necessary to assist Corniche in evaluating the Corniche Investment.

         5.26.6 Reliance on Advisors. Corniche confirms that, with respect to the Corniche Investment, it is relying, if at all, upon the advice of its legal, financial and tax advisors with respect to the tax and other aspects of the Corniche Investment, except as otherwise contemplated in the Exchange Agreement.

         5.26.7 Reliance. Corniche confirms that its is relying upon such due diligence review and the representations, warranties and agreements of the Companies and the Principal

Shareholders and Investor Loan Holders made herein and in the documents referred to herein, and no other representations, warranties and agreements.

         5.26.8 Reliance on Representations, Warranties and Acknowledgments. The representations, warranties and acknowledgments of Corniche herein are made by Corniche with the intent that they may be relied upon in determining such Corniche's suitability as an acquirer of Strandtek Securities, and Corniche acknowledges that certificates representing Strandtek Common Stock issued in exchange for the Strandtek Common Stock to be received by Corniche under the Exchange Agreement shall bear the following legend (which may be in addition to other legends applicable to such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

         5.27 Full Disclosure. The Previously Disclosed information provided to Strandtek by Corniche or any of its representatives during Strandtek's examination of the business, affairs, results of operations and financial condition of Corniche and its Subsidiaries taken as a whole did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. No representation or warranty made in this Agreement, and no certification furnished or to be furnished by Corniche pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

         6.0 Knowledge. Any representation made herein which is qualified by the knowledge of, or notice given to, Strandtek or Corniche, as applicable, shall refer to the actual knowledge of, or notice actually given to, any of the executive officers of Strandtek or Corniche, after reasonable inquiry by such executive officers. Any representation made herein which is qualified by the knowledge of, or notice given to, the Principal Shareholders, or Non-shareholder Loan Holders shall refer to the actual knowledge of such individual, without any duty of inquiry. Any representation made herein which is qualified by the knowledge of, or notice given to, the Representing Shareholders shall refer to the actual knowledge of such Representing Shareholders, after reasonable inquiry commensurate with the representation being made.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Corniche, Strandtek, each of the Principal Shareholders and the Non-shareholder Loan Holders have signed this Agreement as of the date first written above.


                                            CORNICHE GROUP INCORPORATED


                                            By: /s/ James Fyfe
                                                --------------------------------
                                                    Name: James Fyfe
                                                    Title: Chairman


                                            STRANDTEK INTERNATIONAL, INC.



                                            By: /s/ Jerome Bauman
                                                --------------------------------
                                                    Name: Jerome Bauman
                                                    Title: President


                                            PRINCIPAL SHAREHOLDERS:



/s/ David Veltman                           /s/ Jerome Bauman
---------------------------------           ------------------------------------
David Veltman                               Jerome Bauman
455 N. Indian Rocks Road                    2294 Northwest 55th Street
Belleair Bluffs, FL 33770                   Boca Raton, FL 33496

/s/ Greg Veltman                            /s/ Jan Arnett
---------------------------------           ------------------------------------
Greg Veltman                                Jan Arnett
455 N. Indian Rocks Road                    Longwood Road
Belleair Bluffs, FL 33770                   Sands Point, NJ 11050


/s/ Sheila Duffy                            /s/ William G. Buckles, Jr.
---------------------------                 ------------------------------------
Sheila Duffy                                William G. Buckles, Jr.
455 N. Indian Rocks Road                    455 N. Indian Rocks Road
Belleair Bluffs,FL 33770                    Belleair Bluffs, FL 33770

/s/ Craig Babcock                           /s/ Phil Palm
---------------------------------           ------------------------------------
Craig Babcock                               Phil Palm
c/o Desert Institute of Physical Therapy    455 N. Suite A
15953 Greenway Hayden                       Belleair Bluffs, FL 33770
Scottsdale, AZ 85260

            First signature page to Supplemental Disclosure Agreement

/s/ Ray Juska                               /s/ Mike Barody
---------------------------------           ------------------------------------
Ray Juska                                   Mike Barody
17 Marion Drive                             5 Surcingle Road
East Lynne, CT 06333                        Queensbury, NY 12804


/s/ Ron Basar
---------------------------------
Ron Basar
912 Shambliss Lane
Buffalo Grove, IL

NON-SHAREHOLDER LOAN HOLDERS


/s/ Preston Whaley                          /s/ Clifford Chapman
---------------------------------           ------------------------------------
Preston Whaley                              Clifford Chapman
2043 79th Street W.                         P.O. Box 14760
Bradenton, FL 34209                         Bradenton, FL 34280-4760




























           Second signature page to Supplemental Disclosure Agreement